Exhibit 99.1

LSB INDUSTRIES, INC.

NON-EMPLOYEE DIRECTOR COMPENSATION

AND STOCK OWNERSHIP POLICY

(Adopted October 22, 2014)

The Compensation and Stock Option Committee (the “Committee”) of the Board of Directors (the “Board”) of LSB Industries, Inc. (the “Company”) is authorized by its charter to review and make recommendations to the Board with respect to the compensation of all non-employee directors, including any compensation under the Company’s equity-based plans. The Committee has recommended to the Board, and each of the Board and the Nominating and Corporate Governance Committee of the Board has approved and adopted, this Non-Employee Director Compensation and Stock Ownership Policy (the “Policy”) for the purposes of further aligning the interests of the Company’s non-employee directors with the interests of the Company’s stockholders, promoting sound corporate governance, and building an ownership mentality among the non-employee directors.

The cash and equity compensation described in this Policy shall be paid or be made, as applicable, automatically and without further action of the Board or the Compensation Committee, subject to the terms hereof, to each member of the Board who is not an employee of the Company or any subsidiary of the Company (each, a “Non-Employee Director”) who may be eligible to receive such cash or equity compensation.

This Policy may be amended, modified, or terminated by the Board at any time in its sole discretion.

1. Annual Compensation. Effective as of June 5, 2014, annual compensation payable to Non-Employee Directors will be based on the 12-month period ending December 31 each calendar year and will be payable as provided below (collectively, the “Annual Compensation”).

1.1	Base Fee. Each Non-Employee Director shall be eligible to receive an annual fee of $125,000 for service on the Board (the “Base Fee”).

1.2	Audit Committee Fee. In addition to the Base Fee, a Non-Employee Director serving as a member of the Audit Committee shall receive an annual fee of $10,000 for such service (“Audit Committee Fee”).

1.3	Lead Director Fee. In addition to the Base Fee, a Non-Employee Director serving as the Lead Director of the Board shall receive an annual fee of $10,000 for such service, unless such Lead Director is also a member of the Audit Committee, in which case no additional fee shall be paid for serving as Lead Director.

1.4	Election to Receive Shares. Subject to the terms hereof from and after January 1, 2015, at the irrevocable election of the Non-Employee Director in accordance with paragraph 2.1 below, all or any portion of the Annual Compensation payable to Non-Employee Directors will be payable in shares of the common stock, par value $.10 per share, of the Company (the “Common Stock”) pursuant to the Company’s Outside Directors Stock Purchase Plan, effective June 24, 1999, as may be amended from time to time (the “Equity Plan”) and the terms of this Policy.

1.5	Payment. The Annual Compensation shall be earned on a calendar-quarterly basis and shall be paid by the Company in arrears not later than the 15th day following the end of each calendar quarter.

1.6	Partial Years. If a Non-Employee Director does not serve an entire calendar quarter as a Non-Employee Director or as a member of an applicable committee of the Board for purpose of paragraphs 1.1, 1.2 and 1.3, above, the Annual Compensation payable to such Non-Employee Director shall be prorated for the portion of such calendar quarter actually served as a Non-Employee Director or as a member of such committee, as applicable.

1.7	Target Ownership. If a Non-Employee Director’s aggregate ownership of Common Stock is less than the Target Ownership described in paragraph 3 of this Policy, the Non-Employee Director is encouraged, but not required, to elect to receive at least $50,000 of the Non-Employee Director’s Annual Compensation in shares of Common Stock.

2. Equity Plan Compliance. The issuance of Common Stock to a Non-Employee Director as a portion or all of the Annual Compensation pursuant to such Non-Employee Director’s election pursuant to paragraph 1.4, above, shall be subject to the terms and provisions of the Equity Plan and conditioned upon the availability of shares of Common Stock reserved for issuance under the Equity Plan. All applicable terms of the Equity Plan apply to this Policy as if fully set forth herein, and each issuance of Common Stock under the Equity Plan is subject in all respects to the terms of the Equity Plan, compliance with applicable federal and state securities laws, and compliance with the rules and regulations of the New York Stock Exchange.

2.1	Method of Electing. Effective as of January 1, 2015, the election of the Non-Employee Director described in paragraph 1.4 must be in writing and filed with the Company’s Secretary at least 30 days prior to the first day of each calendar quarter during the Plan Year. Each election to receive a portion of the Annual Compensation in shares of Common Stock in lieu of cash shall be irrevocable. If, with respect to any calendar quarter, the Non-Employee Director fails to timely elect to receive shares of Common Stock in lieu of cash, the Non-Employee Director will be deemed to have elected to receive all of the Annual Compensation for that particular quarter in cash. In addition, a Non-Employee Director may elect to receive a portion of the Annual Compensation in shares of Common Stock only in compliance with the terms and restrictions set forth in the Company’s Statement of Policy Concerning Business Conduct of LSB Industries, Inc. and Subsidiaries – Pre-Clearance and Blackout Procedures, dated November 13, 2008, as amended from time to time (the “Blackout Procedures”). Any attempted election by a Non-Employee Director to receive any quarterly installment of the Annual Compensation in shares of Common Stock shall automatically be null and void, if, as of the date of the attempted election, the Non-Employee Director would be prohibited under the Blackout Procedures from trading in the Company’s securities.

2.2	Registration. If shares subject to the Equity Plan cease to be registered for any reason, the Board may require each Non-Employee Director receiving a portion of the Annual Compensation in shares of Common Stock in lieu of cash to represent to, and agree with, the Company in writing that each Non-Employee Director is acquiring the shares for investment without a view to distribution, and may condition the issuance of shares pursuant to the Equity Plan on such other representation or agreement as may be necessary or advisable solely to comply with the provisions of the Securities Act of 1933, as amended, or any other federal, state or local securities laws.

2.3	Share Certificates. The Company will not be required to issue or deliver any certificate for shares of Common Stock issued pursuant to this Policy or any portion thereof unless, in the opinion of the Company’s counsel, there has been compliance with all applicable legal requirements. In addition, the Company will impose such restrictions on shares delivered to an Non-Employee Director under this Policy as it may deem advisable in order to comply with the Securities Act of 1933, as amended, the requirements of the New York Stock Exchange or any other stock exchange or automated quotation system upon which the shares are then listed or quoted, any state securities laws applicable to such, any transfer, any provisions of the Company’s Certificate of Incorporation or Bylaws, or any other law, regulation, or binding contract to which the Company is a party.

3. Stock Ownership Guidelines. Subject to the following provisions of this paragraph 3, all Non-Employee Directors are encouraged, but not required, to own shares of the Company’s Common Stock having an aggregate value of at least $200,000 (the “Target Ownership”).

3.1	Accumulation Period. Non-Employee Directors will have five years from the later of the Effective Date or the date of election to the Board to attain the Target Ownership. If a Non-Employee Director has served less than five years as a director, then the director is encouraged, but not required, to own shares of Common Stock having an aggregate market value of at least $50,000 for each full year served, until the Target Ownership is attained.

3.2	Stock Ownership. Solely for purposes of these guidelines, the following shares of Common Stock will be included in the calculation of a Non-Employee Director’s aggregate Common Stock ownership:

•	Shares owned separately by the director or owned either jointly with, or separately by, the director’s immediate family members residing in the same household;

•	Shares held in trust for the benefit of the director or his immediate family members;

•	Shares purchased on the open market;

•	Shares obtained through stock option exercise or direct grant under any Company equity plan (and not thereafter sold); and

•	Shares reserved for issuance under vested but unexercised stock options.

3.3	Exceptions. If, in the good faith determination of the Compensation Committee, the stock ownership guidelines would place a financial or other substantial hardship on a director, the Compensation Committee may, in its discretion, modify the stock ownership guidelines with respect to the Non-Employee Director. A Non-Employee Director is not required to acquire shares of Common Stock in accordance with these ownership guidelines, if the acquisition of Common Stock at a particular time would result in a violation of the Blackout Procedures, in which event the Non-Employee Director is encouraged to comply with the guidelines as soon as reasonably feasible thereafter.

3.4	Valuation. For purposes of determining compliance with these guidelines, shares of Common Stock will be valued at the greater of: (a) the Common Stock closing price as of the date on which the determination is being made, and (b) the Common Stock closing price on the date the shares were acquired by the Non-Employee Director.

3.5	Administration. The guidelines set forth in this paragraph 3 shall be administered and interpreted by the Compensation Committee.

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